Exhibit 10.2

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

                     This Settlement Agreement and Mutual Release (this "AGREEMENT") is entered into as of December 16, 2004, by and among SPRINT SPECTRUM L.P., a Delaware limited partnership ("SPRINT PCS"), SPRINT COMMUNICATIONS COMPANY L.P., a Delaware limited partnership, WIRELESSCO, L.P., a Delaware limited partnership, (together with Sprint PCS, the "SPRINT PARTIES,"), and INDEPENDENT WIRELESS ONE CORPORATION, a Delaware corporation ("IWO"), and IWO HOLDINGS, INC., a Delaware corporation ("IWO HOLDINGS"), (together with IWO, the "IWO PARTIES").

                     IWO entered into a Management Agreement, a Services Agreement and two Trademark and Service Mark License Agreements with the Sprint Parties, dated and effective as of February 9, 1999 (each agreement, together with all addenda and amendments, being the "MANAGEMENT AGREEMENT," the "SERVICES AGREEMENT" and two "TRADEMARK AND SERVICE MARK LICENSE AGREEMENTS" and collectively, the "SPRINT AGREEMENTS").

                     The Parties (in the singular, "PARTY") desire to resolve and release claims specified in this Agreement, whether known or unknown, that any Party might have against any of the other Parties that arose on or before the Effective Date (defined below) of this Agreement, including certain claims that arise out of any actual or claimed actions or inactions of any Party on or before the Effective Date of this Agreement, except as provided in this Agreement. The Parties agree to take the actions set forth in this Agreement to avoid the expense and delay inherent in further negotiations and possible litigation concerning their business relationship.

                     In consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

           1. ADDENDUM. The IWO and the Sprint Parties will execute and deliver an addendum to the Sprint Agreements in the form attached to this Agreement (the "ADDENDUM") contemporaneously with the Parties' execution and delivery of this Agreement.

           2. EFFECTIVE DATE.

                     (A) EFFECTIVE DATE DEFINITION. The Parties are executing this Agreement as of the date noted above, but the terms of this Agreement will become effective on the day that all of the conditions set forth below in Section 2(b) (the "CONDITIONS") are satisfied, or waived by Sprint PCS and IWO in writing, (the "EFFECTIVE DATE"(1)), except that Sections 2, 6, 10, 12, 13, 14, 15, 16 and 17 will become effective immediately upon execution of this Agreement by the IWO Parties and the Sprint Parties without condition. If the Conditions are not satisfied or waived by Sprint PCS and IWO in writing by March 15, 2005, this Agreement will become null and void.


--------
(1) The Parties expect and intend that the Effective Date of this Agreement will be the Consummation Date of the Plan (as defined below).

           (B) CONDITIONS. The following are the Conditions to this Agreement becoming effective as described above in Section 2(a):

                               (i) IWO Holdings will have obtained acceptances
                     from holders of its 14% Senior Notes due 2011 (the "NOTES") that hold collectively at least two-thirds in dollar amount and more than one-half in number of the Notes held by holders that voted to accept or reject the joint plan of reorganization (the "PLAN") of IWO Holdings and IWO, pursuant to a solicitation conducted in compliance with all applicable laws, and IWO and IWO Holdings will have filed voluntary petitions commencing cases under Chapter 11 of the Bankruptcy Code (the "BANKRUPTCY CASES") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT").

                               (ii) The Plan and all accompanying solicitation
                     and disclosure materials will be acceptable to Sprint PCS in its reasonable discretion. The Plan will provide for the approval of the compromise and settlement reflected in this Agreement and the assumption of the Sprint Agreements, as amended by the Addendum.

                               (iii) [Intentionally Omitted].

                               (iv) In the Bankruptcy Cases,

                                            (A) the Bankruptcy Court will have
                                 granted a motion

                                                       (1) authorizing IWO and
                                            IWO Holdings to continue doing
                                            business with the Sprint Parties in
                                            the ordinary course during the
                                            Bankruptcy Cases, and

                                                       (2) excusing the Sprint
                                            Parties from compliance with
                                            Sections 2, 4, 6(b) and 6(d) of the
                                            Consent and Agreement dated December
                                            16, 1999, between IWO, the Sprint
                                            Parties and J.P. Morgan Chase, N.A.
                                            (the "CONSENT AND AGREEMENT") until
                                            the earliest of the following dates:
                                            (a) the Effective Date, (b) the date
                                            on which the Bankruptcy Cases are
                                            dismissed, and (c) March 15, 2005;

                                                       (B) the Plan will have
                                            been confirmed pursuant to Section
                                            1129 of the Bankruptcy Code, and the
                                            effective date of the Plan will have
                                            occurred;

                                                       (C) the Consent and
                                            Agreement will have been terminated
                                            by written agreement of the parties
                                            to that agreement;

                                                       (D) all amounts owed to
                                            the Sprint Parties pursuant to the
                                            Sprint Agreements and this Agreement
                                            will have been paid in full; except
                                            any amount owed for the second
                                            "true-up" payment under Section
                                            3(d), and

                                                       (E) all amounts owed to
                                            the IWO Parties pursuant to the
                                            Sprint Agreements and this Agreement
                                            will have been paid in full, except
                                            any amount owed for the second
                                            "true-up" payment under Section
                                            3(d).

                               (v) The Plan, any disclosure statement filed in
                     the Bankruptcy Cases pursuant to Section 1125 of the Bankruptcy Code, and any motion or application filed by IWO or IWO Holdings in furtherance of the requirements of
                     Section 2(b)(iv) above will be acceptable to Sprint PCS in its reasonable discretion.

                               (vi) Any order confirming the Plan, approving any
                     disclosure statement, or authorizing any action or relief described above in Section 2(b)(iv) will be acceptable to Sprint PCS in its reasonable discretion.

                               (vii) The IWO Parties will have paid the Sprint
                     Parties the amounts owed to the Sprint Parties under the Sprint Agreements after October 31, 2004 (other than disputed amounts), when due.

                               (viii) The Sprint Parties will have executed and
                     delivered to the IWO Parties a "bring-down" release substantially in the form of Section 4(a) relating to claims arising on or before the Effective Date; provided, however, that such "bring-down" release shall not release
                     (A) any obligations owed under this Agreement, (B) any obligations arising after October 31, 2004 in the ordinary course of the Parties' performance under the Sprint Agreements, or (C) any indemnification claims of the type referenced in the first clause of Section 5(c).

                               (ix) The IWO Parties will have executed and
                     delivered to the Sprint Parties a "bring-down" release substantially in the form of Section 4(b) relating to claims arising on or before the Effective Date, which release will have been approved by the Bankruptcy Court and will specifically release claims that the IWO Parties' bankruptcy estates may have or claim to have against the Sprint Released Parties (as defined below), including but not limited to claims and causes of action arising under Chapter 5 of the Bankruptcy Code; provided, however, that such "bring-down" release shall not release (A) any obligations owed under this Agreement, (B) any obligations arising after October 31, 2004 in the ordinary course of the Parties' performance under the Sprint Agreements, or
                     (C) any indemnification claims of the type referenced in the first clause of Section 5(c).

                     (C) PROCEDURE UPON PARTY'S APPEAL. If any person files an appeal of the order of the Bankruptcy Court confirming the Plan, the Sprint Parties and the IWO Parties will cooperate and use commercially reasonable efforts to challenge or otherwise cause the withdrawal, dismissal or affirmance of the appeal. None of the Sprint

           Parties or the IWO Parties will cooperate with, facilitate or support the efforts of any person who files any such appeal.

           3. SETTLEMENT PAYMENT; SPRINT PCS "TRUE-UP" PAYMENTS.

                     (A) IWO SETTLEMENT PAYMENT. IWO, on behalf of itself and the other IWO Parties will pay Sprint PCS, on its own behalf and on behalf of the other Sprint Parties, $6,000,000.

                     (B) SPRINT PCS FIRST "TRUE-UP" PAYMENT. Sprint PCS, on behalf of itself and the other Sprint Parties, will pay IWO, on its behalf and on behalf of the other IWO Parties, the amount by which
           (i) applying the terms of the Addendum with respect to the monthly payments that would be paid under the Sprint Agreements (and not with respect to the weekly management fee payments), (A) the amount Sprint PCS would have paid IWO under the Sprint Agreements between November 1, 2004, and December 31, 2004 (as reflected in December 2004 and January 2005 settlement and billing activity), minus (B) the sum of
           (1) the amount IWO would have paid Sprint PCS under the Sprint Agreements between November 1, 2004, and December 31, 2004 (as reflected in December 2004 and January 2005 settlement and billing activity), plus (2) $550,000 (for the amounts that Sprint PCS billed to IWO for services rendered or goods provided before November 1, 2004 that IWO disputed after October 31, 2004 (the "DECEMBER DISPUTED AMOUNTS"), which are described on Exhibit A to this Agreement), exceeds (ii) the amount Sprint PCS paid IWO minus the amount IWO paid Sprint PCS under the Sprint Agreements between November 1, 2004, and December 31, 2004 (as reflected in December 2004 and January 2005 settlement and billing activity). If the amount represented in clause
           (ii) in the preceding sentence is greater than the amount represented in clause (i) in the preceding sentence, then IWO, on behalf of itself and the other IWO Parties, will pay Sprint PCS, on its behalf and on behalf of the other Sprint Parties, the amount of the difference.

                     (C) METHOD OF PAYMENT. The payments required under Sections 3(a) and 3(b) will be made on the Effective Date by netting those amounts. The Party owing the net difference will pay the difference to the other Party via wire transfer to the account designated by the receiving Party.

                     (D) SPRINT PCS SECOND "TRUE-UP" PAYMENT. Sprint PCS, on behalf of itself and the other Sprint Parties, will pay IWO, on its behalf and on behalf of the other IWO Parties, for the period between January 1, 2005 and the last day of the last calendar month for which the pre-Addendum billing and settlement process was in effect (the "SECOND TRUE-UP PERIOD"), the amount by which (i) applying the terms of the Addendum with respect to the monthly payments that would be paid under the Sprint Agreements (and not with respect to the weekly management fee payments), the amount Sprint PCS would have paid IWO minus the amount IWO would have paid Sprint PCS under the Sprint Agreements during the Second True-up Period (as reflected in the settlement and billing activity for February 2005 through the calendar month after the end of the Second True-up Period), exceeds
           (ii) the amount Sprint PCS paid IWO minus the amount IWO paid Sprint PCS under the Sprint Agreements during the Second True-up Period (as reflected in the settlement and billing activity for February 2005 through the calendar month after the end of the Second True-up Period). If the amount represented in clause (ii) in the preceding sentence is greater than the amount represented in clause (i) in the preceding sentence, then IWO, on behalf of itself and the other IWO Parties, will pay Sprint PCS, on its behalf and on behalf of the other Sprint Parties, the amount of the difference. The payment required under this Sections 3(d) will be made within 90 days after the Effective Date. The Party owing the difference will pay the difference to the other Party via wire transfer to the account designated by the receiving Party.

           4. GENERAL RELEASES.

                      (A) SPRINT RELEASE OF THE IWO PARTIES. Except as provided in Section 5, each of the Sprint Parties releases and forever discharges the IWO Parties and each of their respective officers, directors, shareholders, partners, members, subsidiaries, employees, agents and representatives (the "IWO RELEASED PARTIES") from all liabilities, claims, attorneys' fees, damages, injuries, causes of action, and losses of any kind that any of the Sprint Parties ever had, now has, may assert or may in the future claim to have against any of the IWO Released Parties by reason of any act, failure to act, cause or matter occurring or existing on or before October 31, 2004, concerning or related to the Sprint Agreements and the Consent and Agreement ("SPRINT CLAIMS"); except that the Sprint Parties do not release, and the Sprint Parties expressly reserve, all Sprint Claims against any IWO Released Party that arise from or relate to matters unrelated to the IWO Parties, the Sprint Agreements, the Consent and Agreement or the Bankruptcy Cases.

                      (B) IWO RELEASE OF THE SPRINT PARTIES. Except as provided in Section 5, each of the IWO Parties releases and forever discharges the Sprint Parties and their respective officers, directors, shareholders, partners, members, subsidiaries, employees, agents and representatives (the "SPRINT RELEASED PARTIES") from all liabilities, claims, attorneys' fees, damages, injuries, causes of action, and losses of any kind that any of the IWO Parties ever had, now has, may assert or may in the future claim to have against any of the Sprint Released Parties by reason of any act, failure to act, cause or matter occurring or existing on or before October 31, 2004, concerning or related to the Sprint Agreements and the Consent and Agreement ("IWO CLAIMS" and together with Sprint Claims, the "CLAIMS"), except that the IWO Parties do not release, and they hereby expressly reserve, all IWO Claims against any Sprint Released Party that arise from or relate to matters unrelated to the Sprint Parties, the Sprint Agreements, the Consent and Agreement or the Bankruptcy Cases.

                      (C) COMPLETE RELEASE. Except as provided in Sections 5 and 13(a), this Agreement constitutes the complete compromise, settlement, accord and satisfaction of all of the Claims with no reservation of any rights or claims, whether stated or implied.

           5. EXCEPTIONS TO RELEASED CLAIMS.

                      (A) RIGHT TO COLLECT BUSINESS ACTIVITY AMOUNTS. The releases set forth in Section 4 do not affect the Parties' rights to bill, collect and settle amounts for or that relate to services rendered and goods provided under the Sprint Agreements in the ordinary course of business and in accordance with past practice, except with respect to the claims described on Exhibit B to this Agreement, and except that the terms of the Addendum will be given effect with respect to business activity after October 31, 2004. IWO will pay Sprint PCS $550,000 for the the December Disputed Amounts on the Effective Date in the first "true-up" payment in the manner described in Section 3(b). The IWO Parties agree that any amounts described in the two preceding sentences that are not paid by the IWO Parties to the Sprint Parties before the effective date of the Plan will not be released by the releases included in or required by this Agreement. In addition, the IWO Parties acknowledge and agree that any such unpaid amounts will constitute Allowed Administrative Claims or Allowed General Unsecured Claims, as such terms are defined in the Plan, so that notwithstanding the discharge of the IWO Parties' debts, the Sprint Parties will be entitled to payment of such amounts in full.

                      (B) FUTURE CLAIMS. Except as provided in Sections 2(c)(viii), 2(c)(ix) or 5(a), nothing in this Agreement constitutes a release by any Party of claims arising after October 31, 2004, including without limitation future claims arising under the Management Agreement after giving effect to the Addendum that becomes effective as of the Effective Date.

                      (C) INDEMNIFICATION. Notwithstanding the releases set forth in this Agreement, this Agreement does not waive the Sprint Parties' and the IWO Parties' respective rights and responsibilities under section 13 of the Management Agreement with respect to indemnification for claims brought by third parties arising on or before October 31, 2004, except that this Agreement does waive the Sprint Parties' and the IWO Parties' respective rights to make indemnity claims based on the provision of services by third parties under the Sprint Agreements. No Sprint Party or IWO Party is aware of any indemnity right that presently exists under section 13 of the Management Agreement.

                      (D) MOST FAVORED NATION. This Agreement does not waive, modify or release any of IWO's rights under the new section 1.10 of the Management Agreement, even if the changes to an Other Manager's Management Agreement are in settlement of that Other Manager's claims that are similar to claims that IWO is releasing under this Agreement.

           6. REPRESENTATIONS AND WARRANTIES. Each of the Parties represents and warrants to the other Parties that:

                      (A) it has not commenced any action or proceeding against any other Party concerning any of the Claims, before any agency or other governmental authority, at law, in equity, in arbitration, or otherwise;

                      (B) no promise, inducement or agreement not expressed in this Agreement or the Addendum has been made;

                      (C) it has the full right, power and authority to enter into this Agreement, and to perform according to the terms of this Agreement;

                      (D) the Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                      (E) neither the execution, delivery and performance of this Agreement, nor the consummation by the Party of the transactions contemplated by this Agreement, will conflict with, violate or result in a breach of:

                                 (i) any law, regulation, order, writ,
                      injunction, decree, determination or award of any governmental authority or any arbitrator, applicable to the Party, or

                                 (ii) any of the terms, conditions or provisions
                      of the certificate of limited partnership or certificate or articles of incorporation or bylaws (or other governing documents) of the Party, or

                                 (iii) any material agreement of the Party, or

                                 (iv) any material instrument to which the Party
                      is or may be bound or to which any of its material properties or assets is subject;

                      (F) it has obtained all necessary consents and approvals required to enter into this Agreement;

                      (G) there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Party, threatened against or affecting the Party or any of its properties, assets or businesses in any court or before or by any governmental agency that could, if adversely determined, reasonably be expected to have a material adverse effect on the Party's ability to perform its obligations under this Agreement and the Addendum;

                      (H) it has negotiated the terms of this Agreement, and this Agreement is the result of arms-length negotiations between the Parties and their respective attorneys; and

                      (I) it has not assigned or otherwise transferred any interest in any of the Claims.

           7. COVENANT NOT TO SUE OR ASSIST THIRD PARTIES. Except for claims for indemnification and contribution described in Sections 5(d) and 9, no Party will
(a) commence or in any manner seek relief against another Party through any suit or proceeding arising, based upon, or relating to any of the Claims, or (b) voluntarily become a party to any suit or proceeding arising from or in connection with an attempt by or on behalf of any third party to enforce or collect an amount based on a Claim. Nor will any Party assist the efforts of any third party attempting to enforce or collect an amount based on a Claim, unless required to do so by a court of competent jurisdiction.

           8. CONTRACT. The Parties understand that the terms in this Agreement are binding contractual commitments and not mere recitals, and that the Parties are not relying upon any statement or representation made by any Party released, any such Party's agents or attorneys, or any other person, concerning the nature, extent or duration of any injuries or damages, or concerning any other thing or matter, but are relying solely and exclusively upon their own knowledge, belief and judgment.

           9. INDEMNIFICATION. The Sprint Parties and the IWO Parties will indemnify, hold harmless and defend each other against all claims, demands, judgments, causes of action, losses, costs, damages, penalties, fines, taxes, expenses or liabilities, including reasonable attorneys' fees and costs of defense, brought against or incurred by them, arising from or in connection with an attempt by or on behalf of any third party to enforce or collect an amount based on a Claim.

           10. EXPENSES. The Parties will pay their own expenses and attorneys' fees incurred in connection with the negotiation and execution of this Agreement and the Addendum.

           11. ADDITIONAL FACTS. The Parties are aware that they may after the date of this Agreement discover claims or facts in addition to or different from those they now know or believe to be true with respect to Claims. Nevertheless, except as set forth in Section 5, it is the intention of the Parties to fully, finally and forever settle and release all such claims, including claims for damages and losses that are presently unknown or unanticipated. In furtherance of this intention, the releases given in this Agreement are and will remain in effect as full and complete mutual releases of Claims, except as set forth in
Section 5, notwithstanding the discovery or existence of any additional or different facts relative to them. Each Party assumes the risk of any mistake in executing this Agreement and furnishing the releases set forth in this Agreement. Without limiting the generality of the previous sentences in this
Section 11, each Party waives and relinquishes any right or benefit that such Party has or might have under any provision of statutory or non-statutory law that might provide that a release does not extend to claims that a person does not know or suspect to exist at the time of execution of the release that, if known, would or may have materially affected the decision to give the release.

           12. WAIVERS. No waiver by a Party of any breach of or default under this Agreement will be deemed to be a waiver of any other breach or default of any kind or nature of this Agreement. No acceptance of payment or performance by a Party after any such breach or default will be deemed to be a waiver of any breach or default of this Agreement, whether or not such Party knows of such breach or default at the time it accepts such payment or performance. No failure or delay on the part of a Party to exercise any right it might have will prevent the exercise of that right by that Party at any time the other Party continues to be in default, and no such failure or delay will operate as a waiver of any default.

           13. ENFORCEMENT OF AGREEMENT; INJUNCTIVE RELIEF.

                      (A) The releases given in this Agreement do not include a release of any liabilities, claims, damages, injuries or losses that may arise under this Agreement.

                      (B) Each Party acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching Party or Parties may be irreparably harmed and may not be made whole by monetary damages. Accordingly, the Parties, in addition to any other remedy to which they may be entitled, will be entitled to seek injunctive or other equitable relief in any court of competent jurisdiction to the extent permitted by applicable law.

                      (C) Each Party waives, to the fullest extent permitted by law, the right to trial by jury in any legal proceeding arising out of or relating to the enforcement of this Agreement.

                      (D) The prevailing Party will be entitled to recover from the opposing Party its expenses (including reasonable attorneys' fees and costs) incurred in connection with any claim, action or lawsuit brought to enforce this Agreement.

           14. ASSIGNMENT. No Party may assign any of its rights under this Agreement or delegate its duties under it to any person or entity not a Party unless it obtains the prior written consent of the other Parties to this Agreement, which consent may be withheld at such other Party's absolute discretion.

           15. LIMITATION ON RIGHTS OF OTHERS. Nothing in this Agreement, whether express or implied, will be construed to give any person other than the Parties any legal or equitable right, remedy or claim under or in respect of this Agreement.

           16. DISCLOSURE. The parties acknowledge that the terms and provisions of this Agreement are proprietary but it is understood that its terms and provisions may and will be disclosed as required to implement the restructuring of the IWO Parties and such disclosure may include, without limitation, filings with the SEC and the Bankruptcy Court and distribution to creditors.

           17. OTHER PROVISIONS.

                      (A) GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by and construed under Kansas law and applicable bankruptcy law, without giving effect to any choice of law or conflict of law rules or provisions (whether of Kansas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Kansas.

                      (B) JURISDICTION.

                                 (i) During the pendency of the Bankruptcy
                      Cases, each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the Bankruptcy Court and any appellate court from such court, in any suit, action or proceeding arising out of or relating to this

                      Agreement. Before the commencement of the Bankruptcy Cases or after the effective date of the Plan, each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of (A) any Kansas state court located in the County of Johnson or (B) the United States District Court for the District of Kansas, and any appellate court from any such court, in any suit, action or proceeding relating to the Addendum or other course of dealing between the Parties occurring after such date. With respect to such suit, action or proceeding contemplated under this Section 17(b), each Party irrevocably waives, to the fullest extent permitted by law, the right to object that such court does not have jurisdiction over such party.

                                 (ii) Except during the period of the Bankruptcy
                      Court's exclusive jurisdiction, each Party irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection that it may now or later have to the venue of any suit, action or proceeding arising out of or relating to this Agreement in a Kansas state court located in the County of Johnson or the United States District Court for the District of Kansas. Each Party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

                      (C) ENTIRE AGREEMENT; BINDING EFFECT. This Agreement and the Addendum constitute the entire agreement between the Parties with respect to the subject matter they cover and supersede all prior agreements, negotiations, representations and discussions between the Parties with respect to the subject matter they cover. On the Effective Date, this Agreement will be binding on and inure to the benefit of the Parties and their respective successors and assigns.

                      (D) CONSTRUCTION. The Parties participated in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, the Parties intend that
           (i) this Agreement be construed as if they had drafted it together, and (ii) no presumption or burden of proof arises favoring or disfavoring any Party by virtue of its role in drafting any provision of this Agreement. All pronouns and any variations of pronouns used in this Agreement refer to the masculine, feminine or neuter, singular or plural as the identity of the person or persons require.

                      (E) SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and such illegality, invalidity or unenforceability will not affect the validity, legality or enforceability of the remainder of this Agreement.

                      (F) AMENDMENT. Any amendment to this Agreement must be in a written document signed by the Parties and must state the intent of the Parties to amend this Agreement.

                      (G) NO ADMISSION OF LIABILITY. It is expressly understood and agreed that this Agreement is a compromise of disputed claims and that execution of, making of payments under, and performing of obligations under this Agreement are not to be construed as an admission of liability on the part of any Party.

                      (H) COUNTERPARTS. This Agreement may be signed in counterpart or duplicate copy and by facsimile signature, and any signed counterpart, duplicate or facsimile copy is equivalent to a signed original for all purposes.


            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

EACH PARTY HAS COMPLETELY READ THE TERMS OF THIS AGREEMENT, FULLY UNDERSTANDS THEM AND VOLUNTARILY ACCEPTS THEM FOR THE PURPOSE OF MAKING FULL AND FINAL COMPROMISE, ADJUSTMENT AND SETTLEMENT OF ALL CLAIMS, DISPUTED OR OTHERWISE, IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT

           The Parties have executed this Agreement on the date first above written.

                                SPRINT SPECTRUM L.P.

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:



                                WIRELESSCO, L.P.

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:



                                SPRINT COMMUNICATIONS COMPANY L.P.

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                INDEPENDENT WIRELESS ONE CORPORATION

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:



                                IWO HOLDINGS, INC.

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A

                            DECEMBER DISPUTED AMOUNTS
             BASED ON NOVEMBER, 2004 BILLING AND SETTLEMENT ACTIVITY


------ -------- ---------- ------------ ------------- ---------------- -------------------- ---------------------------------
REGION BUS UNIT    ITEM    INVOICE DATE    DUE DATE     INVOICE AMOUNT      DISPUTED AMT        DISPUTE DESCRIPTION
------ -------- ---------- ------------ ------------- ---------------- -------------------- ---------------------------------
North  IW       AFS-017139    11/12/04      12/02/04     $  28,280.59   $   28,280.59       Virgin True-up MAF issue
North  IW       AFS-017104    11/08/04      11/28/04     $ 181,420.83   $   (4,531.98)      Rebate Admin Expense
North  IW       AFS-017188    11/30/04      12/19/04   $ 1,959,259.88   $        150.00     Aafes-Commissions
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $          80.00    Partner-Commissions
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $        990.00     Solution Partners-Commissions
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $   32,909.00       Radioshack-Commissions
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $        335.00     Smlbusdlr-Commissions
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $   (3,227.50)      Natl 3rdComm-Commissions
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $     6,810.04      Instant Rebates
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $     1,979.48      Credit Checks
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $        830.14     Marketing Collateral Destruction
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $ 318,576.11        Premium Services
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $     5,435.63      Rebate Admin Expense
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $     5,065.82      WW Portal Expense
North  IW       AFS-017188    11/30/04      12/19/04           Listed   $   87,431.39       TSI/Illuminet
North  IW       AFS-017197    11/30/04      12/19/04     $ 593,708.35   $ 331,709.24        SBF-National Platform Fee
North  IW       AFS-017197    11/30/04      12/19/04           Listed   $ 117,473.30        SBF-3G Fee
North  IW       AFS-017197    11/30/04      12/19/04           Listed   $ 121,705.10        SBF-IT Fee
                                                                        $1,052,001.35


                                   EXHIBIT B

                            SPECIFIC RELEASED CLAIMS

INVOICE NUMBER                      PAID                     NOT PAID                              TOTAL
AFS-012924                            -                       1,159.92                            1,159.92
AFS-013060                            -                      10,588.65                           10,588.65
AFS-013210                            -                      35,290.17                           35,290.17
AFS-013336                            -                      49,852.99                           49,852.99
AFS-013432                            -                      85,221.17                           85,221.17
AFS-013523                            -                     240,265.01                          240,265.01
AFS-013563                    480,389.52                     35,628.29                          516,017.81
AFS-013748                    483,385.20                     42,268.63                          525,653.83
AFS-013876                            -                     540,933.59                          540,933.59
AFS-014009                            -                     554,247.37                          554,247.37
AFS-014174                            -                     565,805.66                          565,805.66
AFS-014319                            -                       3,747.00                            3,747.00
AFS-014400                            -                     135,179.35                          135,179.35
AFS-014409                            -                     575,779.58                          575,779.58
AFS-014445                            -                     306,747.96                          306,747.96
AFS-014562                            -                      78,226.94                           78,226.94
AFS-014566                            -                     582,017.98                          582,017.98
AFS-014674                            -                      18,205.86                           18,205.86
AFS-014693                            -                      12,270.88                           12,270.88
AFS-014739                            -                      93,023.69                           93,023.69
AFS-014758                            -                     588,330.22                          588,330.22
AFS-014859                            -                         245.00                              245.00
AFS-014911                            -                      46,536.99                           46,536.99
AFS-014950                            -                     595,740.39                          595,740.39
AFS-014990                            -                     256,505.91                          256,505.91
AFS-015064                            -                     917,965.52                          917,965.52
AFS-015077                      1,592.73                     99,364.04                          100,956.77
AFS-015095                            -                     602,110.29                          602,110.29
AFS-015266                            -                      38,272.29                           38,272.29
AFS-015360                            -                      83,978.62                           83,978.62
AFS-015378                            -                     652,785.21                          652,785.21
AFS-015517                            -                     134,350.46                          134,350.46
AFS-015574                            -                     158,445.51                          158,445.51
AFS-015592                            -                     645,185.95                          645,185.95
AFS-015697                            -                     261,854.17                          261,854.17
AFS-015716                            -                     483,849.15                          483,849.15
AFS-015752                            -                  (1,489,569.86)                      (1,489,569.86)
AFS-015883                            -                     198,767.53                          198,767.53
AFS-015902                            -                     499,312.10                          499,312.10
AFS-015960                            -                      48,976.58                           48,976.58
AFS-015982                            -                         174.19                              174.19
AFS-015996                            -                     422,345.04                          422,345.04
AFS-016015                            -                     515,831.17                          515,831.17



                                       15

INVOICE NUMBER                      PAID                     NOT PAID                              TOTAL

AFS-016098                            -                    379,139.73                          379,139.73
AFS-016117                            -                    526,991.30                          526,991.30
AFS-016171                            -                    (27,347.34)                         (27,347.34)
AFS-016249                            -                      1,545.37                            1,545.37
AFS-016265                            -                    351,579.74                          351,579.74
AFS-016284                            -                    394,802.08                          394,802.08
AFS-016310                            -                    514,588.24                          514,588.24
AFS-016321                            -                     91,059.00                           91,059.00
AFS-016326                            -                    141,020.61                          141,020.61
AFS-016373                            -                     69,727.06                           69,727.06
AFS-016392                            -                    545,018.82                          545,018.82
AFS-016620                            -                     51,812.72                           51,812.72
AFS-016639                            -                    552,684.56                          552,684.56
AFS-016766                            -                     59,031.82                           59,031.82
AFS-016785                            -                    559,729.89                          559,729.89
AFS-016835                            -                     64,705.05                           64,705.05
AFS-016854                            -                      9,717.24                            9,717.24
AFS-016980                            -                    205,880.29                          205,880.29
AFS-016985                            -                    566,213.83                          566,213.83
AFS-017066                            -                    226,791.98                          226,791.98
AFS-017079                            -                     73,319.72                           73,319.72
MIS-110299                            -                    314,849.00                          314,849.00
MIS-110410                            -                      3,302.32                            3,302.32
MIS-110636                            -                      3,297.74                            3,297.74
MIS-110932                            -                      3,266.12                            3,266.12
MIS-110949                            -                      5,188.60                            5,188.60
MIS-111158                            -                      2,130.38                            2,130.38
MIS-111182                            -                      6,440.62                            6,440.62
MIS-111371                            -                      4,996.53                            4,996.53
MIS-111553                            -                      1,109.07                            1,109.07
AFS-016918                            -                     63,833.61                           63,833.61
AFS-014336                            -                    (74,016.50)                         (74,016.50)
                        -------------------       -----------------------             -----------------------
Total                         965,367.45                15,420,226.36                       16,385,593.81
                        -------------------       -----------------------             -----------------------




                                       16